Exhibit 99.1

Montpelier Launches Asset Management Platform

For Institutional and Retail Investors

-Blue Capital to Offer Range of Property Catastrophe Reinsurance-Linked Investment Products-

-Announces Closed-Ended Mutual Fund to be Listed on the London and Bermuda Stock Exchanges-

HAMILTON, Bermuda, December 4, 2012 -- Montpelier Re Holdings Ltd. (NYSE: MRH), (“Montpelier”,  or the “Company”), a leading global provider of property catastrophe and short tail reinsurance solutions, today announced the launch of Blue Capital (“Blue Capital”), an asset management platform offering a range of innovative catastrophe reinsurance-linked investment products to institutional and retail investors.

Chris Harris, President and CEO of Montpelier, said, “Montpelier has been successfully managing third-party capital since 2004, and Blue Capital represents the latest step in the expansion of our underwriting partnership business.  Blue Capital broadens the product mix we can offer clients, and investors benefit from Montpelier’s long-established underwriting expertise and relationships.”

William Pollett, Montpelier’s Chief Corporate Strategy and Development Officer, has been named President of Blue Capital Management Ltd. (“BCML”).  Jason Pratt, Montpelier’s Chief Investment Officer, has been named President of Blue Capital Advisors Ltd., the U.S.-based investor marketing arm of Blue Capital.  Both individuals will retain their existing Montpelier roles in addition to jointly leading Blue Capital. Adam Szakmary, previously Vice President, Underwriting and Risk Management and an underwriter with Montpelier since 2004, has been appointed Portfolio Manager of BCML, subject to the approval of the Bermuda Department of Immigration.

The Company also announced the completion of its initial public offering of the Blue Capital Global Reinsurance Fund Limited (the “Fund”), a closed-ended feeder fund which is expected to be admitted to trading on the Specialist Fund Market of the London Stock Exchange and listed on the Bermuda Stock Exchange on December 6, 2012. The Fund will invest in a diversified portfolio of fully collateralised reinsurance-linked contracts and other investments carrying exposures to insured catastrophe event risks via a segregated account and will be backed by Montpelier’s dedicated analytics, risk management, claims and actuarial teams. Montpelier received final allocations to the Fund of just over $100 million pursuant to the offering, of which $50 million was provided by the Company.

Mr. Pollett said, “Blue Capital is delighted to launch this listed fund which will provide targeted exposure to the reinsurance market via a partnership with Montpelier’s global property catastrophe franchise.  We believe Montpelier’s reach and expertise will allow Blue Capital to construct a diversified portfolio with attractive risk-adjusted return characteristics.”

BCML has engaged Prime Management Ltd. (“Prime”) to perform fund administration services, including maintaining the books and records for the platform’s Master Fund (the “Master Fund”), calculating the net asset value of the Master Fund’s shares and providing certain other administration services.  Prime has been servicing the specialized requirements of investment structures, sponsors and managers in the collateralized reinsurance and risk-linked securities market since 2002. Prime is an independent fund administrator, is licensed and regulated as a fund administrator by the Bermuda Monetary Authority under the Investment Funds Act 2006 and has successfully completed a SSAE 16 Type II Review Certification (formerly called SAS 70).

Blue Capital provides innovative catastrophe reinsurance-linked products for institutional and retail investors.  By leveraging Montpelier’s industry-leading proprietary reinsurance modelling tools, underwriting expertise, and deep broker and client relationships, Blue Capital provides investors access to the entire catastrophe reinsurance market. Additional information regarding Blue Capital can be found at www.bluecapital.bm.

Montpelier, through its operating subsidiaries, is a premier provider of global property and casualty reinsurance and insurance products.  Additional information regarding Montpelier can be found at www.montpelierre.bm.

Shares of the Fund have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons without registration or an applicable exemption from the requirements of the Securities Act.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of the Fund.

Application of the Safe Harbor of the Private Securities

Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the United States federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. These statements are based upon current plans, estimates and projections. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside the Company’s control, that could cause actual results to differ materially from such statements. See Item 1A “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar meaning generally involve forward-looking statements.

Important events and uncertainties that could cause our actual results, future dividends on, or repurchases of, common shares or preferred shares to differ include, but are not necessarily limited to: market conditions affecting the prices of our common shares or preferred shares; the possibility of severe or unanticipated losses from natural or man-made catastrophes, including those that may result from changes in climate conditions, including, but not limited to, global temperatures and expected sea levels; the effectiveness of our loss limitation methods; our dependence on principal employees; our ability to execute the business plans of the Company and its subsidiaries effectively; the cyclical nature of the insurance and reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty insurance and reinsurance lines of business and in specific areas of the casualty reinsurance market and our ability to capitalize on those opportunities; the sensitivity of our business to financial strength ratings established by independent rating agencies; the inherent uncertainty of our risk management process, which is subject to, among other things, industry loss estimates and estimates generated by modeling techniques; the accuracy of written premium estimates reported by cedants and brokers on pro-rata contracts and certain excess-of-loss contracts where a deposit or minimum premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic and financial market conditions; changes in and the impact of governmental legislation or regulation, including changes in tax laws in the jurisdictions where we conduct business; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in our industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on the economy; rating agency policies and practices; unexpected developments concerning the small number of insurance and reinsurance brokers upon whom we rely for a large portion of revenues; our dependence as a holding company upon dividends or distributions from our operating subsidiaries; and the impact of foreign currency fluctuations.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Source: Montpelier Re Holdings Ltd.

Investors:

William Pollett, 441-299-7576

SVP, Chief Corporate Development and Strategy Officer and Treasurer

Media:

Jeannine Menzies, 441-299-7570

Corporate Affairs Manager